EXHIBIT 99.1

ITG Reports First Quarter 2013 Results

 Strong European Results and Continued Expense Discipline Drive Profitability Rebound

NEW YORK, May 2, 2013 — ITG (NYSE: ITG), an independent execution and research broker, today reported results for the quarter ended March 31, 2013.

First quarter 2013 highlights included:

•                  GAAP net income of $8.6 million, or $0.22 per diluted share compared to GAAP net income of $5.5 million, or $0.14 per diluted share for the first quarter of 2012.  GAAP net income for the first quarter of 2013 included duplicate rent charges associated with the build-out of ITG’s new headquarters of $1.3 million, or $0.02 per diluted share after taxes.

•                  Adjusted net income of $9.4 million, or $0.24 per diluted share, excluding the duplicate rent charges.  Both GAAP net income and adjusted net income include a tax credit of approximately $1.2 million, or $0.03 per diluted share after taxes.  This credit applied to the full 2012 year but was booked during the first quarter of 2013 due to retroactive changes in tax legislation.

•                  Revenues of $132.1 million, compared to revenues of $136.4 million in the first quarter of 2012.

•                  Expenses of $121.1 million compared to expenses of $127.9 million in the first quarter of 2012.  Adjusted expenses, net of the duplicate rent charges, were $119.8 million.

•                  Average daily trading volume in the U.S. of 193 million shares, up from 190 million in the first quarter of 2012.  POSIT® average daily U.S. volume was 89 million shares compared to 96 million shares in the first quarter of 2012.  Total average daily volume traded through POSIT Alert® rose 25% compared with the first quarter of 2012.

•                  In Europe, average daily value traded in POSIT was $482 million, compared with $490 million in the first quarter of 2012.  Total average daily value traded through

POSIT Alert rose 108% in the first quarter of 2013 compared with the prior-year period.

•                  The repurchase of 748,100 shares of common stock under ITG’s authorized share repurchase program for a total of $9.0 million.  Repurchases since the first quarter of 2010 have totaled $121.6 million for 9.3 million shares, resulting in a decrease in shares outstanding, net of new issuances, of 15%.

Revenues from U.S. operations were $81.2 million in the first quarter of 2013 compared to $84.6 million in the first quarter of 2012.  ITG’s U.S. operations posted GAAP net income of $4.5 million and adjusted net income of $5.3 million in the first quarter of 2013, compared to net income of $1.7 million in the first quarter of 2012.  Sell-side client volume represented 49% of total U.S. volumes, down from 52% in the fourth quarter of 2012.  The overall revenue capture rate per share in the U.S. rose to $0.0046, up from $0.0043 in the fourth quarter of 2012.  This marked the first sequential increase in average U.S. revenue capture since the first quarter of 2011.

ITG’s International revenues were $50.8 million in the first quarter of 2013 compared to $51.8 million in the first quarter of 2012.  ITG’s International operations posted net income of $4.1 million in the first quarter of 2013, compared to net income of $3.8 million in the first quarter of 2012.

“Stronger overall performance in our European business and improved operating efficiency drove significant improvements in profitability, demonstrating the leverage in our business,” said Bob Gasser, ITG’s Chief Executive Officer and President.  “We will continue to focus on expense discipline and the broadening of our client relationships to enhance shareholder returns.”

The discussion of results above includes adjusted net income and related per share amounts, in addition to adjusted expense amounts, which are non-GAAP financial measures that are described in the attached tables along with a reconciliation of these non-GAAP financial measures to GAAP results.

Conference Call

ITG has scheduled a conference call today at 11:00 am ET to discuss first quarter results.  Those wishing to listen to the call should dial 1-877-317-6789 (1-412-317-6789 outside the U.S.) at least 15 minutes prior to the start of the call to ensure connection.  The webcast and accompanying slideshow presentation can be downloaded from ITG’s website at investor.itg.com.  For those unable to listen to the live broadcast of the call, a replay will be available for one week by dialing 1-877-344-7529 (1-412-317-0088 outside the U.S.) and entering conference number 10027488.  The replay will be available starting approximately one hour after the completion of the conference call.

ABOUT ITG

ITG is an independent execution and research broker that partners with global portfolio managers and traders to provide unique data-driven insights throughout the investment process. From investment decision through settlement, ITG helps clients understand market trends, improve performance, mitigate risk and navigate increasingly complex markets. ITG is headquartered in New York with offices in North America, Europe, and Asia Pacific. For more information, please visit www.itg.com.

In addition to historical information, this press release may contain “forward-looking” statements that reflect management’s expectations for the future.  A variety of important factors could cause results to differ materially from such statements.  Certain of these factors are noted throughout ITG’s 2012 Annual Report on Form 10-K, and its Form 10-Qs and include, but are not limited to, general economic, business, credit and financial market conditions, both internationally and nationally, financial market volatility, fluctuations in market trading volumes, effects of inflation, adverse changes or volatility in interest rates, fluctuations in foreign exchange rates, evolving industry regulations, changes in tax policy or accounting rules, the actions of both current and potential new competitors, changes in commission pricing, the volatility of our stock price, rapid changes in technology, errors or malfunctions in our systems or technology, cash flows into or redemptions from equity mutual funds, ability to meet liquidity requirements related to the clearing of our customers’ trades, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate acquired companies, our ability to attract and retain talented employees and our ability to achieve cost savings from our cost reduction plans. The forward-looking statements included herein represent ITG’s views as of the date of this release. ITG undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

ITG Media/Investor Contact:

J.T. Farley

1-212-444-6259

corpcomm@itg.com

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income (unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2013	2012
Revenues:
Commissions and fees	$103,008	$105,264
Recurring	25,340	27,432
Other	3,702	3,679
Total revenues	132,050	136,375

Expenses:
Compensation and employee benefits	49,549	52,587
Transaction processing	21,532	22,223
Occupancy and equipment	16,541	14,649
Telecommunications and data processing services	14,098	15,067
Other general and administrative	18,776	22,677
Interest expense	602	678
Total expenses	121,098	127,881
Income before income tax expense	10,952	8,494
Income tax expense	2,330	3,036
Net income	$8,622	$5,458

Earnings per share:
Basic	$0.23	$0.14
Diluted	$0.22	$0.14

Basic weighted average number of common shares outstanding	37,378	39,112
Diluted weighted average number of common shares outstanding	38,615	40,303

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Supplemental Financial Data (unaudited)

(In thousands)

	Three months ended March 31,
	2013	2012
Revenues by Geographic Region:
U.S. Operations	$81,243	$84,589
Canadian Operations	18,544	20,831
European Operations	20,950	20,127
Asia Pacific Operations	11,313	10,828
Total Revenues	$132,050	$136,375

	Three months ended March 31,
	2013	2012
Revenues by Product Group:
Electronic Brokerage	$69,648	$72,180
Research Sales and Trading	25,413	26,426
Platforms	25,099	25,744
Analytics	11,670	11,597
Corporate (non-product)	220	428
Total Revenues	$132,050	$136,375

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition

(In thousands, except share amounts)

	March 31, 2013	December 31, 2012
	(unaudited)
Assets
Cash and cash equivalents	$233,898	$245,875
Cash restricted or segregated under regulations and other	59,768	61,117
Deposits with clearing organizations	24,348	29,149
Securities owned, at fair value	11,515	10,086
Receivables from brokers, dealers and clearing organizations	2,112,042	1,107,119
Receivables from customers	1,362,041	546,825
Premises and equipment, net	65,607	54,989
Capitalized software, net	42,205	43,994
Other intangibles, net	34,152	35,227
Income taxes receivable	2	7,460
Deferred taxes	36,763	39,155
Other assets	19,022	15,763
Total assets	$4,001,363	$2,196,759
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$148,052	$165,062
Short-term bank loans	47,494	22,154
Payables to brokers, dealers and clearing organizations	2,412,090	1,337,459
Payables to customers	935,072	226,892
Securities sold, not yet purchased, at fair value	6,623	5,249
Income taxes payable	12,134	10,608
Deferred taxes	226	293
Term debt	35,574	19,272
Total liabilities	3,597,265	1,786,989
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 52,105,402 and 52,037,011 shares issued at March 31, 2013 and December 31, 2012, respectively	521	520
Additional paid-in capital	234,375	245,002
Retained earnings	414,107	405,485
Common stock held in treasury, at cost; 14,893,575 and 14,677,872 shares at March 31, 2013 and December 31, 2012, respectively	(251,485)	(253,111)
Accumulated other comprehensive income (net of tax)	6,580	11,874
Total stockholders’ equity	404,098	409,770
Total liabilities and stockholders’ equity	$4,001,363	$2,196,759

INVESTMENT TECHNOLOGY GROUP, INC.

Reconciliation of US GAAP Results to Adjusted Results

In evaluating ITG’s financial performance, management reviews results from operations which excludes non-operating or one-time charges.  Adjusted expenses and adjusted net income and related per share amounts are non-GAAP performance measures, but the Company believes that they are useful to assist investors in gaining an understanding of the trends and operating results for ITG’s core businesses. These measures should be viewed in addition to, and not in lieu of, ITG’s reported results under GAAP.

The following are reconciliations of GAAP results to adjusted results for the period presented (in thousands except per share amounts):

	Three Months Ended March 31, 2013
	(unaudited)
	Consolidated	U.S. Operations
Total revenues	$132,050	$81,243

Total expenses	121,098	75,503
Less:
Duplicate rent charges (1)	(1,331)	(1,331)
Adjusted operating expenses	119,767	74,172

Income before income tax benefit	10,952	5,740
Effect of pro forma adjustment	1,331	1,331
Adjusted pre-tax operating income	12,283	7,071

Income tax expense	2,330	1,227
Tax effect of pro forma adjustment	547	547
Adjusted operating income tax expense	2,877	1,774

Net income	8,622	4,513
Net effect of pro forma adjustment	784	784
Adjusted operating net income	$9,406	$5,297

Diluted earnings per share	$0.22	$0.12
Net effect of pro forma adjustment	0.02	0.02
Adjusted diluted operating earnings per share	$0.24	$0.14

Notes:

(1)         During the fourth quarter of 2012, ITG began to build out and ready its new lower Manhattan headquarters while continuing to occupy its existing headquarters in midtown Manhattan and as a result, has since incurred duplicate rent charges.

###